Exhibit 99.1

Worksport Announces Successful Level 1 Tesla Charging with COR Battery Generator

COR System Provides Seven Miles of Charge Power to Tesla Model 3 in Lab Test Data; Acts as an EV Range Extender with Unlimited Charge Power with Modular Batteries.

West Seneca, New York, September 11, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, announces the successful lab test results of its COR portable energy system as a range extender for Tesla electric vehicles like the Model 3 and CyberTruck. The COR Hub + Battery, which carries over 1.7 kWh of power, was tested with a Tesla Model 3. Test data showed the capability of adding approximately seven miles of range as a Level 1 power source. Worksport views this development as a notable step forward for the Tesla community and electric vehicle ("EV") owners at large, addressing range anxiety, a key factor in broader EV adoption.

Designed for modular functionality, the COR system enables users to effectively integrate additional COR batteries, offering 1.5 kWh more power per battery. With each battery, one could Level 1 Charge a Tesla Model 3 an approximate additional 7 miles. The Worksport COR is intended to serve as a practical tool for power on the go at campsites, worksites, and in emergency situations. However, the Company anticipates that future iterations of the COR system will function as a range extender for Tesla and other EVs. The system will officially launch with an Alpha Release iteration later this September, entering a growing multi-billion-dollar market.

SOLIS & COR: A Powerful Microgrid Solution

In tandem with the COR battery, Worksport's SOLIS solar tonneau cover is designed to provide a fully off-grid power solution for all type of users, including EV and ICE vehicle owners. The patented SOLIS cover is capable of charging the 1.5kWh COR battery up to 2-3 times per day with optimal sun conditions, offering a renewable source of mobile energy.

Level 2 Charging: In Progress

The Company is exploring strategic partnerships to develop battery powered Level 2 EV Charging Solutions, leveraging the SOLIS solar array to provide solar power to the battery banks of the Level 2 EV Charging systems. This technology would facilitate faster, on-the-go mobile battery charging for a wide range of EVs, including Tesla vehicles. More information about these partnerships is forthcoming.

Steven Rossi, CEO of Worksport, stated, "Our COR system's successful test with the Tesla Model 3 underscores the massive potential of this groundbreaking portable energy solution for the electric vehicle market and beyond. We are tackling range anxiety head-on, delivering reliable last-mile range extension. With the imminent launch of our SOLIS solar cover, the combination of the COR and SOLIS duo creates a powerful, clean energy microgrid, allowing users to harness solar power to be used anywhere - campsites, worksites, or emergency response. Based on our initial test results, we expect future  iterations of the COR system to also function as an EV range extender. An EV Industry insider told me that EVs tend to run out of power only miles away from a grid-powered EV charge station. Our COR Mobile Battery Generator could provide essential miles required to arrive at a destination charger. Worksport is committed to launching our energy products soon, while also focusing on building lasting partnerships and securing long-term contracts with key industry leaders."

Media Inquiries May Be Directed To: media@worksport.com

Investor Inquiries May Be Directed To:  investors@worksport.com

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com/

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

  September 3: Worksport Dealer Sales Update
  August 20: Worksport ($WKSP) Begins COR Alpha Production
  August 14: Worksport Announces Record High Revenues; 275% Q2 Growth
  August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results
  June 20: Worksport Announces Record Breaking May Sales
  May 16: Worksport Reports 1,506% Q1 Revenue Surge
  May 8: Worksport Awarded $2.8MM Grant
  April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 6: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

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  Investor Newsletter: Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.  Link to Newsletter.
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Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128
W: investors.worksport.com  E: investors@worksport.com  W: worksport.com

About Worksport

Worksport Ltd. (NASDAQ: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789 -128
W: investors.worksport.com    W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.